ABSTRACT OF CONSULTING AGREEMENT BETWEEN
                          TES, INC. AND KARSTEN BEHRENS

Parties:       TES Inc. Employer
               Karsten Behrens, Consultant

Date:          October 28, 1996

' 1 Starting date for consulting services: November 1, 1996

' 2 Description of Services to be Rendered

         Consulting in areas of:
         Design of financing structure for company by selling it stock to the public. Concept for Oecon Institute and financing plan Consult regarding broker dealer relationships. Conduct negotiations with financial institutions Organize and consult regarding Oecon Institute.

' 3 Work Time: the consultant may set his own work hours; 50 hours minimum per month.

' 4 Intellectual Property Rights: TES retains all rights to all intellectual property rights created during consultant's employment.

' 5 Compensation:
         Flat fee of DM 31,500 when prospectus of completed. Flat fee of DM 18,500 for work on financing of Oecon Institute. Hourly rate of DM 50 for organization and expansion of Oecon Institute.

' 6 Expense Reimbursements: Authorized travel expenses will be reimbursed in accordance with tax guidelines. Travel by train and plane shall be second class.

' 7 Assignment of Compensation: Consultant may assign his fees to a third person only with TES's consent. In the event the fees are garnisheed, TES has to right to deduct the cost of the garnishment.

' 8 Continuation of Compensation during Incapacity: If consultant is unable to work at least 15 hours per week because of illness, vacation or other reasons, the monthly fee will be reduced by DM 50 for each hour consultant missed work.

' 9 Confidentiality Agreement: Consultant is obligated not to disclose any corporate secrets learned during his engagement.

' 10 Penalties for Breach of Contract: Consultant must pay DM 4,000 penalty if he fails to perform his duties. The penalty is DM 10,001 for breaches of the confidentiality agreement. TES is not restricted from pursuing other damage claims.

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' 11 Termination of Agreement:  Consulting  agreement is not limited as to time.
Two months notice required to terminate. Notice made on or before the 15th of the month in writing. Termination for cause is not restricted.

Consultant has the right to convert the agreement to a permanent employment contract after giving TES notice in writing.

' 12 Advances and Loans: If the contract is terminated all advances and loans become immediately due and payable.

'  13  Jurisdiction   and  Venue  Place  of  performance  is  Baldham   Germany.
Jurisdiction is Munich.

' 14 Preclusive Deadline: All claims under this agreement must be made within 6 months of the termination of the agreement

' 15 Integration Clause: All agreements outside the contract are not valid. All changes must be made in writing. If any clause is illegal or void the remaining terms shall remain valid and binding.

                                 Beratervertrag

                                    zwischen

                                    der Firma

TES Inc.
European Office
Karl-B6hm-Str. 2
85598 Baldham

                    -im nachfolgenden "Auftraggeber"genannt-

                                       und


Herrn Karsten Behrens
Wasserburger Landstr. 169
81827 Munchen

                   -im nachfolgenden "Auftragnehmer" genannt-


wird nachfolgender Beratervertrag geschlossen.



'1 Beginn des Beratungsauftrags

     Der Beratervertrag beginnt am 01.11.1996.

'2 Tatigkeitsbeschreibung

     1. Der Auftragnehmer wird beauftragt als Berater der TES Inc. mit folgendem Aufgabenbereich:

          a. Erstellung und Erarbeitung eines Beteiligungskonzeptes fur den Auftraggeber, um Eigenkapital for den Aufbau eines Ausbildungsinstituts unter der Bezeichnung AOecon-Institut@ zur Schulung von Langzeitarbeitslosen und Behinderten zu beschaffen. Zu diesem Zweck wird die TES, Inc. eine Kapitalerhohung begeben und Stammaktien in der erforderlichen Hohe emittieren. Der Auftragnehmer wird ein Beteiligungsmodell erarbeiten und den Auftraggeber bei der Auswahl von geeigneten Kapitalvermittlungsgesellschaften beraten.

          b. Desweiteren wird der Auftragnehmer den Auftraggeber bei der Erstellung eines Finanzierungskonzeptes fur den Geschaftsbereich
          "Oecon-Institut" beraten und Gesprache mit Banken oder anderen Finanzdienstleistern fuhren.

          c. Organisation und Beratung bei dem Aufbau des neuen Geschaftsbereiches unter der Bezeichnung AOecon-Institut@. Der Auftragnehmer wird bei der Erarbeitung einer gesellschaftsrechtlichen Firmenkonzeption beratend tatig und den Auftraggeber bei Verhandlungen jedweder Art betreffend den Geschaftsbereich AOecon-Institut@ beraten. Diese Taitigkeit beginnt am 1.3.1997.

     2. Der AN sichert zu, fur die vorstehend unter Abs. 1 bezeichneten Tatigkeiten qualifiziert und im Besitz der notwendigen Qualifikationsnachweise zu sein. Der AN verpflichtet sich, die wahrend seiner Tatigkeit auf ihn zukommenden Aufgaben gewissenhaft und nach bestem Vermogen zu erfullen und in jeder Hinsicht die Interessen des Auftraggebers zu wahren.

'3 Arbeitszeit

     Der Auftragnehmer ist in der Gestaltung und Einrichtung seiner Arbeitszeit fur den AG frei und unterliegt nicht dessen Weisungen. Er verpflichtet sich jedoch, monatlich fur die nach diesem Vertrag gem. '2 Nr. Lc geschuldeten Tatigkeiten mindestens 50 Stunden fur den AG tatig zu sein. Ma(beta)geblich sind die Festlegung des Board of Directors. UB 11.06.1997.

'4 Urheberrechtliche Bestimmungen

     Dem Auftraggeber steht an samtlichen Arbeitsergebnissen, die im Zusammenhang mit der Tatigkeit des Auftragnehmers entstehen das ausschlie(beta)liche und unbefristete Recht zur Ausubung aller vermogensrechtlichen Befugnisse insbs. zur wirtschaftlichen Verwertung zu,
     einschlie(beta)lich       des      Verbreitungs-,       Vervielfaltigungs-,
     Veroffentlichungs- und Versendungsrecht. ('69b UrhG)

'5 Vergutung

     1. Der Auftragnehmer erhalt fur seine vertragliche Tatigkeit gem. '2 dieses Vertrages folgende Vergutung:

          a. Fur die gem. '2 Nr. 1a dieses Vertrages geschuldeten Tatigkeiten ein Honorar von DM 31.500.-- (in Worten: einunddrei(beta)igtausendfunfhundert Deutsche Mark) zzgl. Mwst. Das Honorar ist mit Fertigstellung des Beteiligungsprospektes fallig.

          b. Fur die gem. '2 Nr. lb dieses Vertrages geschuldeten Tatigkeiten ein Honorar von DM 18.500.-- (in Worten: achtzehntausendfunfhundert Deutsche Mark) zzgl. Mwst.

          c. Fur die gem. '2 Nr. 1c dieses Vertrages geschuldeten Tatigkeiten ein Stundenhonorar von DM 50.-- (in Worten.- funfzig Deutsche Mark) zzgl. Mwst. beginnend ab 1.3.1997. Die Abrechnung erfolgt monatlich. Das Honorar ist jeweils am Letzten eines Monats fallig.

     2. Die Zahlung der Vergutung erfolgt bargeldlos. Der Auftraggeber wird den monatlichen Honorarbetrag auf das Konto des AN uberweisen. Der AN wird dem AG innerhalb von 10 Tagen nach Beginn des Beratervertrags die Kontonummer und die Adresse der kontofuhrenden Stelle mitteilen.

'6    Aufwendungsersatz

     1. Reisekosten werden gemab dem tatsachlichen Aufwand abgerechnet und konnen dem AG belastet werden, wenn es sich um nach diesem Vertrag veranlabte Reisen handelt. Auf Dienstreisen anfallende Reisespesen und das KM-Geld richten sich nach den lohnsteuerrechtlichen Richtlinien und werden nach vorgelegten Belegen erstattet. Bei Bahnreisen wird der Abrechnung 2. Klasse und bei Flugreisen Economy-Klasse zugrundegelegt. Der AN hat auf moglichst wirtschaftliche Organisation seiner Reisen zu achten.

     2. Der Aufwendungsersatz ist monatlich getrennt neben der Vergutung auszuweisen und wird dem AN innerhalb von 10 Tagen nach Vorlage der Belege erstattet.

'7    Honorarverpfandung oder -abtretung

     1. Der AN darf seine Vergutungsanspruche gegen den AG an Dritte nur nach vorheriger schriftlicher Zustimmung des AG verpfanden oder abtreten.

     2. Der AN hat die durch eine eventuelle Pfandung, Verpfandung oder Abtretung erwachsenen Kosten zu tragen. Die zu ersetzenden Kosten sind pauschallert und betragen je zu berechnender Pfandung, Verpfandung oder Abtretung DM550,00, mindestens jedoch 1% der gepfandeten oder abgetretenen Summe. Der AG ist berechtigt, bei Nachweis der hoheren tatsachlichen Kosten, diese in Ansatz zu bringen.

'8 Honorarzahlung bei Verhinderung der Arbeitsleistung

     Ist der AN infolge auf Krankheit beruhender Arbeitsunfahigkeit, Urlaub oder anderweitiger Grunde an der Erbringung der Arbeitsleistung verhindert und kann er die nach diesem Vertrag geschuldete Mindestarbeitszeit von 15 Std. wochentlich nicht erbringen, so kurzt sich das monatliche Honorar um 50.-- DM je nicht geleisteter Arbeitsstunde.

'9     Verschwiegenheitspflicht

     1. Der AN verpflichtet sich, uber alle vertraulichen Angelegenheiten und Vorgange sowie durch den AG zum Betriebsgeheimnis bestimmte Umstande, die ihm im Rahmen seiner Tatigkeit zur Kenntnis gelangen auch nach Beendigung dieses Vertrags Stillschweigen zu bewahren.

     2.   Die  Verschwiegenheitspflicht  erstreckt  sich  auch  auf  die  in  '2
          getroffene   Vergutungsvereinbarung,   es  sei  denn   da(beta)   eine
          Offenbarung gegenuber offentlichen Stellen notwendig ist.

     3. Alle das Unternehmen in seinen interessen beruhrenden Briefe, sind ohne Rucksicht auf den Adressaten sowie alle sonstigen Geschaftsstucke, Zeichnungen, Notizen, Bucher, Muster, Modelle, Werkzeuge, Material usw. dessen alleiniges Eigentum und sind nach Aufforderung bzw. nach Beendigung dieses Vertrages unaufgefordert zuruckzugeben. Zuruckbehaltungsrechte sind ausgeschlossen.

'10  Vertragsstrafe

     1. Im Fall der schuldhaften Nichtaufnahme oder der vertragswidrigen Beendigung der Tatigkeit verpflichtet sich der AN der Firma eine Vertragsstrafe in Hohe eines gesamten Monatshonorars zu zahlen. Das Gesamtmonatshonorar richtet sich nach der in '2 these Vetrages getroffenen Vereinbarung, Der AG ist berechtigt, einen weitergehenden Schaden geltend zu machen.

     2. Handelt der AN der Verschwiegenheitsverpflichtung nach '9 zuwider, kann der AG unbeschadet seiner sonstigen Rechte fur jeden Fall der Zuwiderhandlung oder im Falle der Eingehung eines anderen
          Arbeitsverhaltnisses for jeden Monat der Beschaftigung eine Vertragsstrafe in Hohe von DM 10.001,00 verlangen. Unberuhrt hiervon bleibt die Moglichkeit einen weitergehenden Schaden geltend zu machen.

'11 Beendigung des Beraterverhaltnisses

     1. Das Beraterverhaltnis wird fur unbestimmte Zeit fest abgeschlossen. Es kann durch beide Seiten jederzeit mit einer Frist von zwei Monaten zum funfzehnten eines Monats oder zum Monatsende gekundigt werden. Die Kundigungs-erklarung bedarf der Schriftform.

     2.

     3. Unberuhrt bleibt das Recht zu au(beta)erordentlichen Kundigung, auch diese bedarf der Schriftform.

     4. Im Fall der Beendigung dieses Vetrags hat der AN samtllche im Eigentum des Auftraggebers stehenden Gegenstande an diesen herauszugeben.

     5. Dem AN steht das Recht zu, durch einseitige Erklarung diesen Beratervertrag jederzeit in einen festen Arbeitsvertrag umzuwandeln. Die Erklarung bedarf der schriftlichen Form und ist dem Auftraggeber gegenuber abzugeben.

'12 Vorschusse und Darlehen

     Vorschusse und Darlehen werden im Fall der Beendigung des Vertrages wegen des noch offenen Restbetrags ohne Rucksicht auf die bei der Hingabe getroffenen Vereinbarung fallig.

'13 Erfullungsort und Gerichtsstand

     1.   Erfullungsort fur die Zahlung des AG ist am Geschaftssitz des AG.

     2.   Gerichtsstand fur beide Vertragspartner ist Munchen.

'14 Verfallsfristen

     Alle Anspruche die sich aus diesem Vertrag ergeben, sind von den Vertragsschlie(beta)enden binnen einer Frist von 6 (sechs) Monaten seit ihrer Falligkeit schriftlich geltend zu machen und im Falle der Ablehnung durch die Gegenpartei binnen einer weiten Frist von 2 (zwei) Monaten einzuklagen.

'15   Salvatorische Klausel, Schlut3bestimmungen

     1. Vereinbarungen au(beta)erhalb dieses Vertrages wurden nicht getroffen. Anderungen und Erganzungen dieses Vertrages bedurfen der Schriftform. Auch ein Verzicht auf die Schriftform ist formbedurftig,

     2. Sollten einzelne Bestimmungen dieses Vertrages unwirksam sein oder werden, so wird die Wirksamkeit der obrigen Bestimmungen hierdurch nicht beruhrt. Anstelle der unwirksamen Bestimmung oder zur Ausfullung eventueller Locken des Vertrages soll eine wirksame und angemessene Regelung treten, die dem am nachsten kommt, was die Parteien nach der wirtschaftlichen Zielsetzung gewollt haben.

     3.   Von diesem Vertrag haben beide Parteien je eine Ausfertigung erhalten.



Baldham, den 28.10.1996                   Munchen, den 29.10.1996


----------------------                    ---------------------------
TES Inc.                                  Karsten Behrens
(Auftraggeber)                            (Auftragnehmer)